EXHIBIT 99.1

SIGNATURES OF REPORTING PERSONS:

DESIGNATED REPORTING PERSON:

VIKING HOLDINGS LLC.

By:	/s/ Jesse Du Bey
Name:	Jesse Du Bey
Title:	President
Date:	May 26, 2010

JOINT FILERS:

PROVIDENCE EQUITY PARTNERS VI L.P.

By: Providence Equity GP VI L.P., its sole general partner

By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
Name:	Paul J. Salem
Title:	Senior Managing Director
Date:	May 26, 2010

PROVIDENCE EQUITY PARTNERS VI-A L.P.

By: Providence Equity GP VI L.P., its sole general partner

By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
Name:	Paul J. Salem
Title:	Senior Managing Director
Date:	May 26, 2010

PROVIDENCE EQUITY GP VI L.P.

By: Providence Equity Partners VI L.L.C., its sole general partner

By:	/s/ Paul J. Salem
Name:	Paul J. Salem
Title:	Senior Managing Director
Date:	May 26, 2010

PROVIDENCE EQUITY PARTNERS VI L.L.C.

By:	/s/ Paul J. Salem
Name:	Paul J. Salem
Title:	Senior Managing Director
Date:	May 26, 2010